Exhibit 10.13



                                 OFFICE LEASE

                  Leonard J. Riesterer and Adeline Riesterer
                 -------------------------------------------

                                   Landlord

                                     and

                        WHY USA Financial Group, Inc.
                        ------------------------------

                                    Tenant

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                              TABLE OF CONTENTS
 1. Lease of Premises ..................................................... 1
 2. Term of Lease ......................................................... 1
 3. Base Rent ............................................................. 1
 4. Additional Rent ....................................................... 1
 5. Use, Possession and Maintenance of the Premises ....................... 3
 6. Assignment and Subleasing ............................................. 5
 7. Alterations and Improvements .......................................... 5
 8. Insurance Coverage to be Maintained by Tenant ......................... 5
 9. Condemnation .......................................................... 6
 10. Loss by Casualty ..................................................... 7
 11. Default .............................................................. 7
 12. Common Areas ......................................................... 9
 13. Subordination and Nondisturbance ..................................... 9
 14. Substitution of Premises ............................................. 9
 15. Notice .............................................................. 10
 16. Attorney's Fees ..................................................... 10
 17. Financial Statements ................................................ 10
 18. Estoppel Certificates ............................................... 10
 19. Security Deposit .................................................... 11
 20. Guaranty ............................................................ 11
 21. Landlord's Lien ..................................................... 11
 22. Brokers ............................................................. 11
 23. Miscellaneous ....................................................... 11
 24. Exhibits ............................................................ 11

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                                 OFFICE LEASE

      THIS LEASE is entered into effective as of June 1 2000 by Donald L. Riesterer and Adeline Riesterer ("Landlord") and WHY USA Financial Group, Inc. ("Tenant").

     1. Lease of Premises.

     The "Premises," consisting of the portion of the "Building" shown by cross-hatching on attached Exhibit is hereby leased to Tenant. The Building is located 300 N. River St., Janesville, WI 53545. The Premises shall be deemed to consist of 4,000 net rentable square feet. The Building presently consists of 4,000 net rentable square feet.
     Tenants proportionate share shall be 100% a fraction of which the numerator is the net rentable area of the Premises and the denominator of which is the net rentable area of the Building.

     2. Term of Lease.

     The "Tenn" of this Lease is five (5) year and zero (0) months and shall begin on the Commencement Date". The Commencement Date shall be June 1, 2000. Landlord shall deliver possession of the Premises to Tenant on or prior to the Commencement Date, but no delay beyond the reasonable control of Landlord shall affect the validity of this Lease nor subject Landlord to any liability. If Tenant remains in possession of the Premises after the Term without Landlord's consent, Landlord shall be entitled to all remedies available at law or in equity, including the right to elect to treat Tenant as a tenant from month to month, subject to all provisions of this Lease but with Base Rent and Additional Rent at one hundred and five percent (105%) the rate charged during the previous Lease Year.

     3. Base Rent.

     Tenant shall pay Base Rent in the amount or amounts set forth on attached Exhibit B. Base Rent, together with Additional Rent pursuant to Section 4, below, shall be payable in monthly installments due and payable on the first day of each month during the Term, without notice or demand, and without any deduction or set-off whatsoever.

     4. Additional Rent.

     Tenant shall pay as "Additional Rent" Tenant's proportionate share of "Taxes" which shall be comprised of: (i) real estate taxes and annual installments of special assessments due and payable against the Land, Building and other improvements thereon, (ii) any taxes levied or assessed, in whole or in part, in lieu of real estate taxes, (iii) any taxes on the stream of rental income (other than income taxes), (iv) all other taxes on the Land, Building, related improvements or this Lease and (v) any sales tax or similar tax assessed or payable in connection with services provided by Landlord hereunder. In addition, Tenant shall pay any taxes levied or assessed on the value of Tenant's personal property on the premises.


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     Tenant shall also pay, as Additional Rent, its proportionate share of all
"Operating Expenses" incurred by Landlord. Operating Expenses shall include Landlord's costs of maintaining, repairing and operating the Land and Building including, but not limited to: janitorial expenses; expenses relating to operating, maintaining, repairing and replacing landscaping, planters, paving, curbs, sidewalks, roadways, parking surfaces, drainage facilities, machines, equipment and lighting facilities; expenses related to maintaining any system for controlled parking; management fees; insurance (which may include, but not be limited to, hazard, plate glass, boiler and machinery, liability and loss of rent insurance) as well as losses not covered by insurance (i.e. insurance "deductibles," but not in excess of One Thousand Dollars ($1,000.00) per claim); security expenses; costs incurred in renting equipment necessary or appropriate for the operation of the Land or Building; costs of contesting the value of the Land or Building for real estate taxation purposes; expenses of employees engaged in the operation, maintenance or security of the Land and Building; the cost of all supplies and materials used in the operation and maintenance of the Land and Building; the cost of maintenance and service agreements for the Building and the equipment therein; the cost of all utilities, including, without limitation, water, electricity and gas not billable directly to tenants of the Building and the cost of heating, lighting, air conditioning and ventilating any common areas of the Building; interior and exterior maintenance expenses including expenses related to maintenance of the roof, foundation and structural portions of the Building and the electrical, mechanical, plumbing and other systems and facilities serving the Land and Building; amortization, on a commercially reasonable basis, of capital improvements (including interest expenses) made to: (i) reduce operating costs, (ii) comply with the requirements of Landlord's insurance carrier, (iii) comply with any law, rule, regulation or order of any governmental authority, or (iv) extend the life of or otherwise maintain or replace a component of any improvements on the Land or in the Building. Landlord's records regarding Operating Expenses shall be made available to Tenant, at the place of business of Landlord's property manager, during normal business hours upon request of Tenant.
     Tenant shall pay with its monthly installments of Base Rent the amount Landlord reasonably estimates for Tenant's proportionate share of all Additional Rent items. When Landlord has determined the actual amounts for each such Additional Rent item, Landlord shall advise Tenant of any additional amounts due from Tenant or any credit due to Tenant. Within fifteen (15) days of any such notice, Tenant shall pay the additional amount due to Landlord, if any. Any overpayment shall be credited against the next Additional Rent payment due. If the Term has expired, any overpayment shall be promptly refunded to Tenant and any underpayment shall be promptly paid to Landlord. Landlord may from time to time adjust the monthly installment of estimated Additional Rent charges to more accurately reflect Landlord's current estimate of such charges. Landlord presently calculates those charges based on a calendar year, and Tenant's obligation shall be pro rated on a calendar basis if the calendar year includes any period of time not within the Term.
     If Tenant does not make any payments of any kind due under this Lease when that payment is due, interest shall accrue on the unpaid amount at an annual rate of two percentage points higher than the "prime" or "reference rate" announced from time to time by Norwest Bank Minnesota, National Association, Minneapolis office, or the highest rate permitted by law, whichever is lower (the "Default Rate"), on such payment from the date it is due until actually paid. Any payment due to Landlord shall be payable at the location from time to time designated by Landlord for payment of rent.

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     5. Use, Possession and Maintenance of the Premises.

     Tenant shall use the Premises solely for general office purposes and in compliance with all applicable laws, including environmental law and regulations. It shall be Tenant's obligation to obtain any permits or licenses required in connection with Tenant's use of the Premises, with the exception those building permits necessary for any build-out of the Premises.
     Tenant shall use the Premises carefully and conduct its business in a reputable manner. Tenant shall not commit waste or use the Premises in any way that may obligate Landlord to make any alteration to the Building or other improvements on the Land or in any way deemed hazardous. Tenant shall not bring onto the Premises or Building any hazardous or regulated substance without prior written approval of Landlord. If Landlord consents to any such request of Tenant (which consent may be withheld by Landlord at Landlord's sole discretion) than upon request of Landlord, Tenant shall demonstrate to Landlord's reasonable satisfaction that the presence of such materials in the Premises or Tenant's use thereof is in compliance with all applicable laws and regulations. Tenant shall not obstruct in any way the common areas serving applicable laws and regulations. Tenant shall not exceed the floor loading capacity designated by Landlord for the Premises. All equipment installed and used by Tenant shall be properly shielded and shall be installed and maintained, at Tenant's expense, as Landlord may reasonably direct, so as to be sufficient to eliminate the transmission of noise, vibration, electrical or other interference from the Premises to any other area of the Land or Building. All signage for the Premises shall be in accordance with applicable laws and codes as well as the sign criteria for the Building adopted from time to time by Landlord. All signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. Non-conforming signage may be removed by Landlord at Tenant's expense.
     Landlord may from time to time enter the Premises, with reasonable advance notice, to inspect the Premises, show the Premises to prospective purchasers, lenders or tenants, or to perform any work related to the operation or maintenance of any present or future improvement on the Land or within the Building. Landlord agrees to make reasonable efforts to minimize any interference with Tenant's use of the Premises. Tenant shall not change the locks on the doors of the Premises without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed. In all events, Tenant must provide Landlord with keys to the Premises immediately upon any permitted change of such locks so that Landlord shall be able to gain access to the Premises in accordance with provisions of this Lease.
      By occupying the Premises, Tenant shall be conclusively deemed to have accepted the Premises as being in the condition required by this Lease. If requested by Landlord, Tenant shall sign a statement confirming the Commencement Date and ratifying acceptance of the Premises, In addition, Tenant shall have a 7-day waiting period to discover any defects and shall notify Landlord immediately of the same.
     At the expiration of the Term, Tenant shall surrender the Premises in good condition and repair, broom clean, excepting only reasonable wear and tear and loss by insured casualty. Tenant shall also remove Tenant's personal property and, if requested by Landlord, trade fixtures, signs and any tenant improvements made at any time to the Premises and repair any injury or damage to the Premises, Land or Building which results from such removal. If Tenant fails to do so, Landlord may do so on behalf and at Tenant's expense and without liability on the part of

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Landlord for any damage that may result.
     Tenant shall promptly pay all charges for utilities (except to the extent the same are Operating Expenses pursuant to Article 4, above) and related services used in the Premises. Tenant acknowledges that the electricity and other utilities provided to the Premises are adequate for Tenant's current and expected needs. Landlord shall not be liable if any utility or other service to the Premises is interrupted or impaired by any cause reasonably beyond Landlord's control, and Landlord shall be entitled to temporarily interrupt such services to the Premises if reasonably necessary in connection with construction, reconstruction maintenance or repair of the Land or Building or any portion thereof. However, Landlord shall use reasonable efforts to minimize the interference with Tenant's use of the Premises.
    Tenant shall be responsible for maintaining the Premises including all systems serving the Premises exclusively and all fixtures, interior walls, doors, and windows in as good condition and repair as the Premises were in on the Commencement Date, reasonable wear and tear and damage from insured casualty. Tenant shall keep all portions of the Premises in a clean and orderly condition, free of accumulation of dirt and rubbish and shall be responsible for the cost of replacement of all light bulbs and all ballasts serving the Premises. If Tenant fails to carry out its obligations hereunder, Landlord may carry out Tenant's obligations at Tenant's expense if Tenant fails to do so within ten (10) days after written demand from Landlord; provided, however, that no notice shall be required in an emergency. In any such event, Tenant shall pay Landlord, on demand, the cost incurred by Landlord plus fifteen percent (15%) of that cost as an administrative fee. Interest shall accrue on those amounts at the Default Rate from the date Landlord commences such remedial acts until the costs have been paid. Landlord shall maintain the common areas in good condition. The costs incurred thereby shall be Operating Expenses hereunder. Landlord shall not be required to make any repairs which become necessary by reason of any act or failure to act of Tenant or Tenant's agents, employees, sublessees, concessionaires, licensees or invitees.

     6. Assignment and Subleasing.

     Tenant shall not assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord, which shall not be unreasonable withheld. Landlord has legitimate concerns regarding the compatibility of new or different occupants of the Premises, including concerns based upon the use to which such occupants may make of the Premises, and may therefore withhold its consent to any such transfer based upon any concern Landlord may have regarding the use to which the proposed transferee may put the Premises or based upon concerns related to possible lack of harmony between such proposed use of transferee and other uses or occupants in the Building or concerns related to the financial strength, character or reputation of the transferee. No transfer of any nature shall relieve Tenant of primary liability to Landlord hereunder unless Landlord agrees in writing. If Tenant is a corporation (other that a publicly traded corporation) or partnership, any change in the control of Tenant shall be deemed to be a transfer under this Lease. In the event of any transfer approved by Landlord which results in the generation of rent in excess of the amounts charged by Landlord hereunder, Landlord shall be entitled to any such surplus.

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     7. Alterations and Improvements.

     Tenant shall not alter or make any improvement to the Premises without the prior written consent of Landlord. Landlord's consent may be conditioned upon Landlord being provided with plans and specifications for the proposed alteration or improvement, information regarding the identity of the persons who will perform the work or provide the materials, and security against mechanic's liens, all of which must be acceptable to Landlord. All such work must be done in a workmanlike fashion using new, first-grade materials. Tenant shall be responsible for the reasonable costs incurred by Landlord in reviewing any plans and specifications to be submitted pursuant to this section and for the reasonable costs incurred in observing the construction of the subject improvements to determine whether the Building and its structure are being adversely affected. All such alterations and improvements shall, at Landlord's option, become the exclusive property of Landlord at the expiration of the Term.
    Tenant shall not permit any mechanics or other lien to be levied against the Land or Building unless Tenant shall in good faith contest the same, in which event Tenant shall provide Landlord with security to protect Landlord's interest in the Land and Building. Any such security shall be in an amount at least one hundred twenty five percent (125%) of the amount of such lien and reasonably satisfactory to Landlord. Nothing herein shall be construed as a consent by Landlord that would subject Landlord's estate in the Land or Building to any lien or liability under the mechanic's lien laws of the State of Minnesota.

     8. Insurance Coverage to be Maintained by Tenant.

     Tenant shall maintain public liability insurance in form and substance reasonably satisfactory to Landlord, with an insurer licensed to do business in the State of Minnesota reasonably satisfactory to Landlord, and with minimum limits of liability of Two Million Dollars ($2,000,000), combined single limit. Landlord (and if requested by Landlord, Landlord's mortgagee) shall be named as additional insureds and such insurance shall be primary coverage without right of contribution from similar insurance maintained by Landlord. Tenant shall also be required to maintain, at its own expense, insurance covering (i) breakage of plate glass in the Premises, (ii) Tenant's improvements other than the initial leasehold improvements to the Premises, personal property, supplies and equipment, in an amount equal to the replacement cost thereof, and (iii) Tenant's liability under the agreement to indemnify and defend contained in this Article 8. Should Tenant choose not to maintain said insurance, Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims. The amounts of coverage for any insurance required to be maintained by Tenant under this Lease shall be adjusted by Landlord after consultation with Tenant at the conclusion of each three (3) year period during the Term to an amount which, in Landlord's opinion, is commercially reasonable. Tenant shall provide Landlord with duplicates of policies evidencing the required insurance to be carried by Tenant hereunder. Such insurance shall provide that Landlord and Landlord's mortgagee shall be given at least thirty (30) days notice prior to any cancellation, non-renewal or modification. If Tenant fails to obtain the insurance called for hereunder, Landlord may obtain such insurance at Tenant's expense. Failure to provide Landlord with copies of those policies shall be deemed to be a failure by Tenant to obtain the required insurance. Tenant agrees not to maintain or store any material in or about the Premises which would in any way impair or invalidate any of the insurance required to be

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maintained by Tenant. If Tenant uses the Premises so as to cause an increase in the cost of insurance on the Land or Building, Tenant shall be responsible for paying any such increase.
     Landlord and Tenant hereby release one another from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage covered b property insurance or coverable by a customary policy of the insurance required by this Lease even if such loss or damage shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible. To that end, Landlord shall not be liable to Tenant for any damage occasioned, among other things, by bursting, stopping, leaking or running of any systems, facilities or pipes in or about the Building, and Tenant agrees that all property kept in the Premises shall be so kept at the risk of Tenant, and that it is up to Tenant to obtain appropriate insurance to cover that risk.
     Tenant agrees to indemnify and defend Landlord against any claims, actions, liability and damages of every kind and nature, and against all costs and expenses, including attorney's fees, (cumulatively the "Liabilities") arising out of any occurrence (i) within the Premises, (ii) occasioned wholly or in part by the use and occupancy of the Premises, (iii) related to the business conducted by Tenant in the Premises, or (iv) from any act or failure to act of Tenant, it's agents, employees, sublesses, concessionaires, licensees or contractors. Tenant further agrees to indemnify Landlord from any Liabilities arising out of a default by Tenant under this Lease, including the failure to conform to applicable environmental laws. This indemnification shall survive the termination of this Lease.
     Subject to the provisions of Article 4 of this Lease, Landlord agrees to indemnify and defend Tenant against any claims, actions, damages or liability of every kind and nature, and against all costs and expenses, including reasonable attorney's fees, arising out of any occurrence in the Building (other than the Premises) to the extent the same is attributable to the negligence of intentional misconduct of the Landlord, its agents, or employees.

     9. Condemnation.

     In the event of a condemnation or a deed in lieu of condemnation which results in the taking of (i) any portion of the Premises; (ii) thirty percent (30%) or more of the parking spaces on the land on which the Building is locate; or (iii) ten percent (10%) or more of the Building, Tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord given within ten (10) days after such taking. If all or a portion of the Building is taken by condemnation or a deed in lieu of condemnation, Landlord shall restore the Premises to as near the condition which existed immediately prior to the date of taking as may be reasonably possible; however, Landlord shall not be required to spend amounts in excess of the amounts received for the taking or for the restoration or improvements performed by Tenant subsequent to the Commencement Date. If a portion of the common areas of the Building or Land are taken, Tenant shall not be entitled to compensation, reduction or abatement of any rent or other charges, nor shall such taking be deemed actual or constructive eviction.

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     10. Loss by Casualty

     If more than twenty percent (20%) of the Building is damaged by casualty, Landlord may terminate this Lease provided it gives Tenant notice within ninety (90) days of the damage. If this Lease is not so terminated, Landlord shall promptly restore the Premises to as near the condition which existed immediately prior to such casualty as may be reasonably possible; however, Landlord shall not be required to spend amounts in excess of the insurance proceeds made available to Landlord or to restore any improvements made by Tenant subsequent to the Commencement Date. Whether or not Landlord elects to restore the Building, Tenant's obligation to pay monthly installments of Base Rent shall abate during such period of time that the Premises are untenantable in the proportion that the untenantable portions of the Premises bears to the entire Premises. When Landlord has completed its work required hereunder, Tenant's obligation to pay Base Rent shall resume and Tenant shall promptly complete the restoration of the Premises to the condition which existed immediately prior to the casualty. In the event Landlord has not restored the Premises to a tenantable condition within one hundred twenty (120) days of Landlord's notice that it intends to restore, Tenant may terminate this Lease upon thirty (30) days written notice to Landlord.

     11. Default.


     If: Tenant shall fail to pay any Base Rent, Additional Rent, or other amounts required to be paid by Tenant under this Lease within five (5) days of the date the same is due, Tenant shall pay a monthly late fee to offset the additional expenses incurred by Landlord in dealing with late payments. There shall be a monthly late fee equal to the greater of Fifty Dollars ($50.00) or five percent (5%) of all amounts in arrears, and the late fee shall be considered Additional Rent hereunder.
     If: (i) Tenant's interest in the Premises is sold under execution or similar legal process, or (ii) Tenant is adjudicated a bankrupt or insolvent and such adjudication is not vacated within thirty (30) days, or (iii) a receiver or trustee is appointed for Tenant's business or property and such appointment is not vacated within thirty (30) days, or (iv) a reorganization of Tenant or any arrangement with its creditors is approved by a court under the Federal Bankruptcy Act, or (v) Tenant makes an assignment for the benefit of creditors, or (vi) Tenant's interest under this Lease shall pass to another by operation of law, or (vii) Tenant shall admit in writing its inability to make any past or future payment called for under this Lease, then Tenant shall be deemed to have breached a material covenant of this Lease and Landlord may re-enter the Premises and declare this Lease to be terminated.
     If: (i) Tenant fails to pay any Base Rent, Additional Rent, or other amounts required to be paid by Tenant under this Lease within five (5) days after the date they payment is due, or (ii) Tenant fails to keep or perform any of the other terms, conditions or covenants of the Lease for more than thirty (30) days after notice of such failure shall have been given to Tenant provided that where a cure is not reasonably possible within that period Tenant shall be entitled to additional time to effect a cure, but beyond thirty (30) additional days, so long as Tenant promptly commences acts reasonably calculated to effect a cure and thereafter diligently prosecutes those acts to completion; then Landlord, besides any other rights or remedies it may have at law or in equity, may either (a) terminate this Lease upon the expiration of ten (10) days after written

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notice is given to Tenant, in which event the Term shall end on the date set forth in that notice, or (b) re-enter the Premises in accordance with applicable law, dispossess Tenant and/or other occupants of the Premises, remove all property from the Premises and store the same in a public warehouse or elsewhere at Tenant's expense, and hold the Premises without becoming liable for any loss or damage which may occasioned thereby. Tenant agrees that such re-entry by Landlord shall not be construed as an election on Landlord's part to terminate this Lease, that right, however, being continuously reserved by Landlord. Landlord shall not be deemed to have elected to terminate this Lease unless Landlord provides Tenant with written notice of that election.
If Landlord elects to re-enter the Premises, Landlord may make such alterations and repairs as may be appropriate in order to relet the Premises, and relet all or part of the Premises for such period (which may extend beyond the Term of this Lease), at such rental and upon such other terms and conditions as Landlord in its reasonable discretion believes appropriate. All sums received by Landlord from such reletting shall be applied; first, to the payment of any costs and expenses of such reletting, including brokerage and attorneys' fees and of costs of such alterations, which said alteration costs shall not exceed $25,000.00, repairs, second, to the payment of any indebtedness other than Base Rent, Additional Rent due from Tenant to Landlord; third, to the payment of Base Rent, Additional Rent and other charges due and unpaid hereunder; and the residue, if any, shall be applied in payment of future payments for which Tenant is responsible as they become due hereunder. If the sums so received during any month are less than the amounts due during that month, Tenant shall pay the deficiency; if such sums are greater, Tenant shall have no right to the excess. The deficiency shall be calculated and paid monthly. Notwithstanding any such re-entry by Landlord, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.
     Should Landlord at any time terminate Tenant's right of possession upon a breach without terminating this Lease, Landlord shall also have the right to accelerate the entire indebtedness (including the amount of Base Rent and reasonably estimated Additional Rent reserved in this Lease for the remainder of the Term), reduce the same to present value using a discount rate of ten percent (10%) per annum and recover a judgment from Tenant in that amount. In addition, Tenant shall be responsible, and Landlord may recover a judgment from Tenant, for Landlord's actual costs of constructing any leasehold improvements to the Premises which are not being directly paid for by Tenant together with such brokerage commissions as Landlord may have incurred in connection with this Lease and any other inducements given to Tenant during the Term, including any abated rent (collectively, the "Transaction Costs"). Notwithstanding anything else contained in this Lease to the contrary, upon a default of Tenant, whether or not Landlord shall elect to terminate this Lease, Landlord shall be entitled to recover the unamortized balance of any such Transaction Costs, on an accelerated basis, so as to make the same immediately due and said amount shall be deemed payable as Additional Rent. For purposes of the Lease, the "unamortized balance" shall mean the actual total amount of the Transaction Costs reduced, however, over the Term, as if said sum were being amortized, at an interest rate of twelve percent (12%) per annum, in equal monthly installments over the number of months Tenant is to pay Base Rent under this Lease. Landlord's right to do so accelerate the unamortized balance of the Transaction Costs shall be an additional remedy of Landlord and shall be exercisable either alone or in combination with Landlord's other remedies set forth in this Lease
     Mention in this Lease of any particular remedy shall not preclude Landlord from any other

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remedy, in law or in equity.
     No waiver by Landlord or Tenant of performance by the other party shall be considered a continuing waiver or shall preclude Landlord or Tenant from exercising its rights in the event of a subsequent default. No acceptance by Landlord of a partial payment tendered by Tenant shall be deemed to be a waiver of the balance of the amount due even if the tender states that acceptance will constitute payment in full.

     12. Common Areas.

     Landlord may from time to time designate portions of the Land or Building as common areas. Tenant and those claiming by, through or under Tenant shall have a right, in common with others, to use the common areas subject to such uniform rules and regulations as may from time to time be made by Landlord. Landlord may from time to time change the size, location, and arrangement of common areas; enter into, modify and/or terminate easements and other agreements pertaining to the use and maintenance of the common areas; close all or any portion of the common areas; institute a reasonable program for controlled parking; and do and perform such other acts to the common areas as Landlord may determine to be necessary or appropriate; provided, however, that Landlord shall not do so in a way that would unreasonably affect access to the Premises and, should Landlord modify the common areas, Landlord shall not do so in a way that reduces the number of parking spaces below that required by applicable zoning ordinances. Tenant and its employees shall park their cars only in those portions of the common areas designated by landlord from time to time for that purpose and no portion of any parking area shall be considered as dedicated for Tenant's exclusive use.

     13. Subordination and Nondisturbance.

     Tenant agrees that this Lease shall subordinate to any present or future first or junior mortgages and to any and all advances to be made thereunder and to the interest thereon and all renewals, replacements and extensions thereof provided the mortgagees named in said mortgages shall agree to recognize this Lease in the event of foreclosure if Tenant is not in default. In the event of any mortgagee electing to have this Lease be deemed a prior lien to its mortgage, then upon such mortgagee notifying Tenant to that effect, this Lease shall be deemed prior to the lien of said mortgage, whether this Lease is dated prior to or subsequent to the date of said mortgage. This provision shall be self-operative but in the event that any such mortgagee shall require that Tenant execute a document evidencing such subordination, Tenant shall sign an instrument to that effect and in the event Tenant does not do so within ten (10) days following a written request, Landlord shall be deemed to be Tenant's attorney-in-fact for this purpose.

     14. Substitution of Premises.

     Landlord reserves the right, upon thirty (30) days written notice to Tenant, to substitute for the Premises other space within the Building. Tenant shall have the right to approve the space, which said approval will not be unreasonably withheld. The substituted premises shall contain approximately the same square footage as the Premises, shall contain leasehold improvements comparable in kind and quality to those which exist within the Premises, and the rental shall in no event exceed the rental rates specified in this Lease. Landlord shall pay all reasonable moving expenses of Tenant to incidental to such substitution of space, and shall use all reasonable efforts not to disrupt Tenant's business (i.e. moving Tenant on a weekend, etc.).

     15. Notices.

     Any notice required or permitted to be given to either party shall be deemed given one day following the date the same is mailed, correctly addressed, by United States certified mail, postage prepaid, return receipt requested, or on the date of personal delivery. Until changed, notices and communications to Landlord and Tenant shall be addressed as follows:
As to Landlord:        c/o Donald Riesterer
                       8301 Creekside Circle,
                       Suite 101 Bloomington,
                       Minnesota


As to Tenant:          Gregory M. Miller
                       President, WHY USA
                       1219 Marquette Avenue South,
                       Suite 200  Minneapolis, MN 55403

Each party shall have the right to specify as its proper address any other addresses in the United States of America by giving to the other party at least fifteen (15) days written notice of a new address.

     16. Attorneys' Fees.

     If Landlord employs an attorney in connection with the contest of a mechanic's lien by Tenant or in connection with a request for approval by Landlord or a proposed assignment or subletting, Tenant shall be responsible for the reasonable attorneys' fees incurred by Landlord.
     If either party employs an attorney to enforce it's rights following a breach by the other party, the prevailing party shall be entitled to recover its reasonable attorneys' fees incurred thereby.

     17. Financial Statements.

     Upon request by Landlord, Tenant shall provide Landlord with the most recent balance sheet and income statement prepared by Tenant's independent accountants and certified to by any officer/partner of Tenant as being true and correct.

     18. Estoppel Certificates.

     Within ten (10) days after written notice from Landlord, Tenant shall provide an estoppel certificate to Landlord and such other party as is directed by Landlord certifying: (a) that this Lease is in full force and effect and that it has not been assigned, modified, supplemented or amended in any way (or identifying any assignment, modification, supplement or amendment); (b) the date of commencement and expiration of the Term of applicable Renewal Term; (c) that there are no defenses or offsets thereto (or stating those claimed by Tenant); (d) the amount of Base Rent or Additional Rent that has been paid in advance and the amount of security that has been deposited with the Landlord; (e) the date to which Base Rent or Additional Rent have been paid under this Lease; (f) that any Tenant improvements have been completed in accordance with the requirements of the Lease; and (g) such other information as is reasonably requested by Landlord. Tenant hereby irrevocably appoints Landlord as its attorney in fact to execute such a certificate in the event the Tenant shall fail to do so within ten (10) days of the Landlord's notice.

     19. Security Deposit

     No security deposit shall be required.

     20.  Guaranty.

     No personal guarantee shall be required.

     21. Landlord's Lien.

     Tenant hereby grants Landlord a continuing security interest for any payments due to Landlord pursuant to this Lease upon all goods, equipment, fixtures, furniture, inventory, accounts, contract rights and other personal property of Tenant located in the Premises together with any proceeds thereof. The property covered by this security interest shall not be removed from the Premises without prior consent of the Landlord until all obligations due to Landlord hereunder shall have been discharged; provided, however, that removal of such items is permissible if such removal is for purposes of replacing such items with similar items of reasonably comparable value. In the event of a default under this Lease, Landlord, in addition to any other rights or remedies provided at law, equity or pursuant to this Lease, shall have all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property subject to the security interest described in this paragraph at public or private sale upon ten (10) days notice to Tenant. Tenant agrees to execute such financing statements and other instruments necessary or appropriate, in Landlord's reasonable discretion, to perfect the security interest hereby created.


     22. Brokers.

     Tenant warrants that is has not engaged or dealt with any broker in connection with this Lease and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claim for a broker's fee or finder's fee asserted by anyone other than those specified above, on account of any dealing with Tenant in connection with this Lease.

     23. Miscellaneous.

     This Lease and any exhibits attached hereto set forth the entire agreement between Landlord and Tenant. Tenant acknowledges that it has not relied upon any representations or warranties except as are expressed in this Lease. Any modifications to this Lease must be in writing and signed by Landlord and Tenant in order to be enforceable. The obligations and benefits hereunder shall inure to and be binding upon the respective successors and assigns of Landlord and Tenant. This Lease shall be construed and enforced in accordance with the laws of Minnesota. If any term or provision of this Lease or the applications thereof to any person or circumstances shall be invalid or unenforceable, the remainder of this Lease or the application to persons or circumstances other than those to which it is held invalid or unenforceable shall be valid and enforced to the full extent permitted by law. This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Tenant shall not file or otherwise commence any protest of real estate taxes payable with respect to the Building without Landlord's consent.

     24. Exhibits.

    Attached to this Lease are several Exhibits incorporating additional terms and conditions. As used in this Lease, the term "Lease" shall be deemed to include the Exhibits attached hereto or otherwise referenced in this Lease.

    Dated this 1st day of June, 2000

LANDLORD:                        /s/ Ronald Riesterer
                                -----------------------
                                    Donald Riesterer
                                    Property Manager for Leonard J. Riesterer
                                    and Adeline Riesterer


TENANT:                         WHY USA Financial Group, Inc.

                                By: /s/ Leslie M. Pearson
                                Its: Corp. Sec/Treasurer